SUB-ITEM 77Q3

TAX-FREE CASH RESERVE

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  9/30/2007
FILE NUMBER 811-2731
SERIES NO.: 1


72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Institutional Class                                         $ 50,885
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Private Investment Class                                    $  2,987
         Personal Investment Class                                   $    548
         Cash Management Class                                       $ 10,483
         Reserve Class                                               $    162
         Resource Class                                              $  6,295
         Corporate Class                                             $  3,113

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Institutional Class                                        $000.0177
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Private Investment Class                                   $000.0164
         Personal Investment Class                                  $000.0149
         Cash Management Class                                      $000.0173
         Reserve Class                                              $000.0133
         Resource Class                                             $000.0169
         Corporate Class                                            $000.0175

74U.   1 Number of shares outstanding (000's Omitted)
         Institutional Class                                        2,435,440
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted) Private
         Investment Class 188,246 Personal Investment Class
         48,469 Cash Management Class 338,301 Reserve Class
         11,948 Resource Class 199,125 Corporate Class 178,819

74V.   1 Net asset value per share (to nearest cent)
         Institutional Class                                            $1.00
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Private Investment Class                                       $1.00
         Personal Investment Class                                      $1.00
         Cash Management Class                                          $1.00
         Reserve Class                                                  $1.00
         Resource Class                                                 $1.00
         Corporate Class                                                $1.00